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                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE

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
                                                            Three Months Ended                      Year Ended
                                                                   March 31,                         December 31,
                                                            2 0 0 0           1 9 9 9          1 9 9 9              1 9 9 8
                                                            -------           -------          -------              -------
Basic earnings:

Net (loss) income                                       $(1,447,920)      $    613,676      $( 4,655,752)         $(3,696,457)
                                                        ------------      ------------      ------------          -----------

Shares:
  Weighted common shares outstanding                     23,296,551         22,240,798        22,352,926            6,836,755
                                                        -----------       ------------      ------------          -----------


Net (loss) income per share                             $      (.06)     $         .03      $       (.21)         $      (.54)
                                                        ===========      =============      ============          ===========

Diluted earnings:

Net (loss) income                                       $(1,447,920)     $    613,676       $ (4,655,752)         $(3,696,457)
                                                        ------------     ------------       ------------          -----------

Shares:
  Weighted common shares outstanding                     23,296,551        22,240,798         22,352,926            6,836,755
  Employee stock options                                         --                --                 --                   --
  Other stock options                                            --                --                 --                   --
  Convertible note                                               --                --                 --                   --
                                                        -----------      ------------       ------------          -----------

-----------------

Total weighted shares outstanding                        23,296,551       22,240,798         22,352,926             6,836,755
                                                        -----------      -----------        -----------           -----------

Diluted net (loss) income per common share              $      (.06)     $       .03        $      (.21)          $      (.54)
                                                        ===========      ===========        ===========           ===========
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